UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 4, 2005
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 4, 2005, the Corporation announced an increased quarterly earnings range for the third quarter ended September 30, 2005 and for the year ending December 31, 2005. The press release, dated October 4, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On October 4, 2005, the Corporation announced an increased quarterly earnings range for the third quarter ended September 30, 2005 and for the year ending December 31, 2005. The press release, dated October 4, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
The Corporation will host an online Web simulcast of its third-quarter 2005 earnings conference call on Tuesday, November 1, 2005. The live broadcast of the Corporation’s conference call will begin at 2 p.m., Eastern Time, on November 1, 2005. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 913-981-5520, confirmation number 4709633.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1	Press Release dated October 4, 2005, announcing an increased quarterly earnings range for the third quarter ended September 30, 2005 and for the year ending December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: October 4, 2005	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 4, 2005, announcing an increased quarterly earnings range for the third quarter ended September 30, 2005 and for the year ending December 31, 2005.